UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
 (Address of principal executive offices) (Zip Code)

(508) 390-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain    Officers; Compensatory Arrangements of Certain Officers

On June 6, 2023, The TJX Companies, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Richard Sherr, Senior Executive Vice President, pursuant to which Mr. Sherr agreed to provide consulting services to the Company following his scheduled retirement on July 14, 2023. The term of the Agreement is from August 1, 2023 through April 30, 2024, unless the Agreement is terminated earlier in accordance with its terms or extended by mutual agreement of the parties. The Agreement provides that Mr. Sherr will receive a consulting fee in the aggregate amount of $522,000 for the term of the Agreement, payable in monthly installments, and reimbursement for reasonable travel expenses in accordance with TJX policy. Mr. Sherr will not be entitled to any other compensation or benefits from the Company in respect of such consulting services. The Agreement does not modify the post-employment benefits or obligations that apply to Mr. Sherr following his retirement in accordance with the letter agreement dated April 28, 2022 between Mr. Sherr and the Company. The Agreement includes additional restrictive covenants, including a non-competition obligation that applies to Mr. Sherr during the consulting period and for six months thereafter.

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of The TJX Companies, Inc. (the “Company”) was held on June 6, 2023. The final voting results of the annual meeting are as follows:

Proposal 1: Each nominee for director was elected, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstaining	Broker Non-Votes
José B. Alvarez	948,548,672	15,466,848	929,573	61,591,217
Alan M. Bennett	895,200,467	68,787,111	957,515	61,591,217
Rosemary T. Berkery	934,127,017	29,874,308	943,768	61,591,217
David T. Ching	905,561,649	58,401,482	981,962	61,591,217
C. Kim Goodwin	951,732,389	12,264,141	948,563	61,591,217
Ernie Herrman	947,709,683	15,985,583	1,249,827	61,591,217
Amy B. Lane	908,445,969	55,576,790	922,334	61,591,217
Carol Meyrowitz	894,754,508	68,446,196	1,744,389	61,591,217
Jackwyn L. Nemerov	920,070,715	43,948,123	926,255	61,591,217

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2024 was ratified.

For	Against	Abstaining
975,908,159	49,365,193	1,262,958

Proposal 3: On an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion (the say-on-pay vote), was approved.

For	Against	Abstaining	Broker Non-Votes
890,977,148	57,113,338	16,854,607	61,591,217

Proposal 4: On an advisory basis, the shareholders voted that the Company hold say-on-pay votes each year.

1 year	2 years	3 years	Abstaining	Broker Non-Votes
952,311,189	948,774	10,113,806	1,571,324	61,591,217
In accordance with the Board of Directors’ recommendation and the shareholder voting results, the Company intends to conduct an annual advisory shareholder vote on the Company’s executive compensation each year until the next required vote on the frequency of such votes is held.

Proposal 5: A shareholder proposal for a report on effectiveness of social compliance efforts in TJX’s supply chain was not approved.

For	Against	Abstaining	Broker Non-Votes
244,827,424	708,460,807	11,656,862	61,591,217

Proposal 6: A shareholder proposal for a report on risk to TJX from supplier misclassification of supplier’s employees was not approved.

For	Against	Abstaining	Broker Non-Votes
303,395,237	650,416,503	11,133,353	61,591,217

Proposal 7: A shareholder proposal to adopt a paid sick leave policy for all Associates was not approved.

For	Against	Abstaining	Broker Non-Votes
212,540,477	741,089,547	11,315,069	61,591,217

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and
General Counsel

Dated: June 8, 2023